Exhibit 23.1

DEMEO, YOUNG, MCGRATH

A Professional Services Company

2400 East Commercial Boulevard

Fort Lauderdale, Florida 33308

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 21, 2011, relating to the financial statements of Alternative Fuels Americas, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ De Meo, Young, McGrath

October 27, 2011